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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                               AMENDMENT NO. 1 TO
                           REMARKETING AND CONTINGENT
                               PURCHASE AGREEMENT

         This AMENDMENT NO. 1 (the "AMENDMENT") is made as of November 7, 2000, by and among Hercules Incorporated, a Delaware corporation ("HERCULES"), Hercules Trust V, a Delaware statutory business trust (the "TRUST"), and Banc of America Securities LLC (as remarketing agent, the "REMARKETING AGENT"). Capitalized terms used and not defined in this Amendment shall have the meanings assigned to them in the Remarketing Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, Hercules, the Trust and the Remarketing Agent are parties to a Remarketing and Contingent Purchase Agreement dated as of February 9, 2000 (the "REMARKETING AGREEMENT");

         WHEREAS, the parties hereto desire to amend the Remarketing Agreement to modify the timing and conditions relating to exercise of the Put Right and to delete any reference to repayment of a portion of the Extension Fee;

         WHEREAS, the Remarketing Agreement provides for amendment of its terms, subject to satisfaction of certain requirements;

         WHEREAS, all things necessary to make this Amendment a valid amendment and agreement according to its terms have been done;

         NOW THEREFORE, in consideration of their mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                    ARTICLE 1


         SECTION 1.01. Amendment of Section 8. Section 8 of the Remarketing Agreement is hereby amended to read in its entirety as follows:

                  SECTION 8. Put Right. On any Business Day on or after 11:59 p.m. (New York City time) on November 15, 2000, the Holders of a Majority in Liquidation Amount of the Trust Securities (or, if applicable, the holders of a majority in principal amount of the
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                  Subordinated Notes) may, by notice in writing to the Company
                  (the "PUT NOTICE"), require the Company to purchase from the holders thereof, on a Pro Rata basis in accordance with
                  Section 9 of Annex I to the Trust Agreement, all outstanding Trust Securities (or, if applicable, all outstanding Subordinated Notes) for a purchase price equal to the aggregate Liquidation Amount of such Trust Securities plus accrued but unpaid Distributions thereon (or, if applicable, the aggregate principal amount of such Subordinated Notes plus accrued but unpaid interest thereon) (the "PUT RIGHT"). Payment of such purchase price shall be made directly to each such holder on (A) the date on which the Put Notice is given, if given before 11:00 a.m. New York City time or (B) the Business Day immediately following the date on which the Put Notice is given, if given after 11:00 a.m. New York City time. Such purchase shall be without recourse of any kind to any such holder. The parties recognize that the exercise of the Put Right indicates that it would not be commercially reasonable under the circumstances to require Holders of Trust Securities (or, if applicable, holders of the Subordinated Notes) to attempt to resell such securities otherwise than pursuant to this Section 8, and that therefore in the event of any default by the Company in its obligations under this
                  Section 8, a holder shall be entitled to recover the price of the securities specified herein.

         SECTION 1.02. Extension Fee. Clause (b) of Section 25 of the Remarketing Agreement is hereby deleted in its entirety.

         SECTION 1.03. Amendment Fee. In consideration for the execution of this amendment, the Company agrees to pay to the Holders of the Preferred Securities a fee as set forth in the Letter Agreement dated November 7, 2000 among Intrepid Master Funding Trust, the Remarketing Agent and the Company.

         SECTION 1.04. Rescission of Remarketing Notice. Subject to the payment of the fee referred to in Section 1.03 on the date hereof, the Remarketing Agent hereby rescinds, and the Holders of a Majority in Liquidation Amount of the Trust Securities hereby consent to the rescission of, the Remarketing Notice given pursuant to the Remarketing Agreement on October 11, 2000.

         SECTION 1.05. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such laws, without reference to the choice of laws rules thereof.

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         SECTION 1.06. Severability. If any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.07. Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Amendment.

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         IN WITNESS WHEREOF, each of Hercules, the Trust and the Remarketing
Agent has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.



                                     HERCULES INCORPORATED


                                     By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                     HERCULES TRUST V


                                     By:
                                           -----------------------------------
                                           Name:
                                           Title:


Confirmed and Accepted as of the date hereof:

BANC OF AMERICA
SECURITIES LLC, not individually,
  but solely as Remarketing Agent


By:
      -------------------------------
      Name:
      Title:


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Consented to:

INTREPID FUNDING MASTER TRUST,
   as Holder of a Majority in Liquidation
   Amount of the Trust Securities
   By: Wilmington Trust Company,  not
          in its individual capacity, but
          solely as Owner Trustee

By:
    -------------------------
      Name:
      Title:



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